As filed with the Securities and Exchange Commission on April 14, 2003

Registration No. 333-60345

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

APPLIED IMAGING CORP.

(Exact name of Registrant as specified in its charter)

Delaware	3826	77-0120490
(State of	(Primary Standard Industrial	(I.R.S. Employer
incorporation)	Classification Code Number)	Identification Number)

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CARL HULL

Chief Executive Officer

Applied Imaging Corp.

2380 Walsh Avenue, Building B

Santa Clara, California 95051

(408) 562-0250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

DAVID SAUL, Esq.

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, California 94304

DEREGISTRATION OF SECURITIES

On July 31, 1998, we registered 4,629,350 shares of our Common Stock and 173,010 shares of Common Stock issuable upon exercise of warrants on this Registration Statement. As of the date of this Post-Effective Amendment No. 1, we wish to deregister all remaining shares of Common Stock not already sold under this Registration Statement, which we believe is approximately 3,080,000 shares of Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on April 14, 2003.

APPLIED IMAGING CORP.

By	/s/ BARRY HOTCHKIES
Barry Hotchkies Vice President and Chief Financial Officer

POWER OF ATTORNEY

PURSUANT TO THE REQUIREMENTS OF THE ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature	Title	Date

/s/ JACK GOLDSTEIN Jack Goldstein, Ph.D.	Director	April 14, 2003

/s/ CARL W. HULL Carl W. Hull	Chief Executive Officer, President and Director	April 14, 2003

/s/ BARRY HOTCHKIES Barry Hotchkies	Vice President and Chief Financial Officer	April 14, 2003

/s/ JOHN F. BLAKEMORE* John F. Blakemore	Director	April 14, 2003

/s/ ANDRE F. MARION* Andre F. Marion	Director	April 14, 2003

/s/ KIRK RAAB* Kirk Raab	Chairman	April 14, 2003

/s/ PABLO VALENZUELA * Pablo Valenzuela	Director	April 14, 2003

*By:	/s/ JACK GOLDSTEIN
Jack Goldstein Attorney-in-fact